UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 22, 2020
Date of Report (date of earliest event reported)
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CLOUDERA, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38069	26-2922329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
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5470 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices and zip code)

(650) 362-0488
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.00005 per share	CLDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

    On December 22, 2020, Cloudera, Inc. (“Cloudera”) entered into a senior secured credit agreement (the “Credit Agreement”) with Citibank, N.A., as administrative agent and collateral agent, and a syndicate of lenders. Citigroup Global Markets Inc., BofA Securities, Inc., J.P. Morgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., served as joint lead arrangers and joint bookrunners for the Credit Agreement. The Credit Agreement provides for a seven-year senior secured institutional term loan “B” in an aggregate principal amount of $500,000,000 (the “Term Loans”). The Term Loans amortize at a per annum rate equal to 1% payable quarterly, with the balance payable at maturity on December 22, 2027. The proceeds of the Term Loans will be used for general corporate purposes, including to fund repurchases of Cloudera’s common stock and to pay transaction costs and expenses in connection therewith.

The Term Loans are guaranteed on a senior secured basis by each direct or indirect wholly-owned domestic subsidiary of Cloudera, subject to certain customary exceptions.

At Cloudera’s option, the Term Loans will bear interest at a per annum rate equal to a “Eurocurrency Rate” plus 2.50%, in the case of Eurocurrency Rate borrowings, or a “Base Rate” plus 1.50%, in the case of Base Rate borrowings.

The Credit Agreement contains usual and customary representations and warranties, usual and customary optional and mandatory prepayment provisions, and usual and customary affirmative and negative covenants, including limitations on liens, investments, restricted payments, additional indebtedness, transactions with affiliates and asset sales and mergers. The Credit Agreement does not contain any financial covenants. The obligations of Cloudera under the Credit Agreement may be accelerated upon customary events of default, including non-payment of principal, interest, fees and other amounts, inaccuracy of representations and warranties, violation of covenants, cross default and cross acceleration to material third party indebtedness, voluntary and involuntary bankruptcy or insolvency proceedings, inability to pay debts as they become due, material judgments, ERISA events, actual or asserted invalidity of security documents or guarantees and change in control.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Number	Description
10.1
Senior Secured Credit Agreement, dated December 22, 2020, by and among Cloudera, Citibank, N.A., as administrative agent and collateral agent, Citibank, N.A., BofA Securities, Inc., J.P. Morgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and a syndicate of lenders.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 22, 2020	CLOUDERA, INC.

	By:	/s/ David Howard
	Name:	David Howard
	Title:	Chief Legal Officer